Exhibit 99.1

For Immediate Release February 28, 2005 Greer Bancshares Incorporated Contact: Dennis Hennett Phone: (864) 848-5118

Greer Bancshares Incorporated Declares 2005 Cash Dividends

The Board of Directors of Greer Bancshares Incorporated, the parent company of Greer State Bank, on February 24, 2005 declared quarterly cash dividends of 16 cents per share payable on April 15, June 15, September 15 and December 15, 2005, to shareholders of record on April 1, June 1, September 1 and December 1, 2005, respectively. The 2005 cash dividends, totaling 64 cents per share, represent approximately a 3.5% annual dividend yield based on the market value of Greer Bancshares Incorporated common stock of $18.33 per share as of February 23, 2005.

Greer Bancshares Incorporated is quoted on the OTC Bulletin Board under the symbol “GRBS” and is the holding company for Greer State Bank. Greer State Bank is now in its seventeenth year of operations and serves the greater Greer community in upstate South Carolina with three offices and will open a full-service fourth office in the Taylors community in the summer of 2005.

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